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                                                                    EXHIBIT 32.1

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report (as defined under the preceding Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), I, Christian Baha, President and Chief Executive Officer of Superfund Capital Management, Inc., the general partner of (Quadriga Superfund, L.P. (the "Fund"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

                                           By: /s/ Christian Baha
                                           -------------------------------------
                                           Christian Baha
                                           President and Chief Executive Officer
                                           May 16, 2005

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